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                                                                    EXHIBIT 99.1

MONARCH DENTAL CORPORATION ADOPTS SHAREHOLDER RIGHTS PLAN

DALLAS--September 16, 2002--Monarch Dental Corporation (Nasdaq: MDDS) today announced that its Board of Directors has adopted a Shareholder Rights Plan. This announcement follows the Company's announcement last week that it has entered into a letter of intent with Bright Now! Dental, Inc., Gryphon Advisors II, L.P. and The 180(Degree) Group, LLC regarding the sale of the Company. The sale transaction would be structured as a merger of an affiliate of Bright Now! Dental with the Company. Shareholders of the Company would receive $5.00 per share in cash upon completion of the merger.

Allan S. Huston, a member of the Special Committee of the Company's Board of Directors, stated, "The Company has actively explored strategic alternatives for over six months. In connection with this process, the Special Committee received numerous proposals, including proposals from Bright Now! Dental and its investor group, Bruce Galloway and Fred Knoll. After careful evaluation of all of these proposals, we believe that the transaction with Bright Now! Dental and its investor group is in the best interests of the Company and all of its various constituencies. In reaching this determination, we noted that the proposed Bright Now! Dental transaction, unlike the offers presented by Messrs. Galloway and Knoll, was supported by firm financing commitments. In addition, the transactions proposed by Messrs. Galloway and Knoll would have offered no consideration to the Company's shareholders, while the Bright Now! Dental transaction will allow shareholders to receive a 35.5% premium to the $3.69 share price for the Company's common stock immediately prior to the announcement of the transaction."

"We adopted the Shareholder Rights Plan because of our belief that the proposed Bright Now! Dental transaction represents better value for the Company's shareholders and other constituencies than the alternative transactions proposed during the strategic alternatives process," continued Mr. Huston. "In a recent public filing, Mr. Knoll announced his present intention to seek control of the Company and to purchase such additional shares of the Company's common stock which, when added to the shares beneficially owned by Mr. Knoll, will equal at least a majority of the outstanding shares of the Company's common stock. Thus, in order to protect the interests of the Company's shareholders and its other constituencies, we believe that it was appropriate to adopt the Shareholder Rights Plan. This will allow all of the Company's shareholders to voice their opinion on the proposed transaction with Bright Now! Dental and its investor group."

In connection with the adoption of the Shareholder Rights Plan, the Board of Directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of the Company's common stock to shareholders of record as of the close of business on September 17, 2002. Initially, these rights will not be exercisable and will trade with shares of the Company's common stock. Under the Shareholder Rights Plan, the rights generally will become exercisable if a person becomes an "acquiring person" by acquiring 15% or more of the Company's common stock or if a person commences a tender offer that could result in that person owning 15% or more of the Company's common stock. Shareholders who beneficially owned 15% or more of the Company's total outstanding common stock upon adoption of the Shareholder Rights Plan

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will be "grandfathered" at their percentage ownership as of the close of business today, September 16, 2002 (including Dr. Warren F. Melamed, Fred Knoll and Bruce Galloway). If any of these persons acquires additional shares representing more than one-half of one percent of the Company's outstanding common stock, however, that shareholder will become an "acquiring person" and trigger the provisions of the plan. The Shareholder Rights Plan also specifically excludes Bright Now! Dental and its investor group from triggering the provisions of the plan in connection with the proposed transaction.

If a person becomes an "acquiring person," each holder of a right (other than the acquiring person) would be entitled to purchase, at the then-current exercise price, such number of shares of preferred stock which are equivalent to shares of the Company's common stock having a value of twice the exercise price of the right. If the Company is acquired in a merger or other business combination transaction after any such event, each holder of a right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company's common stock having a value of twice the exercise price of the right. Additional details concerning the terms of the Shareholder Rights Plan will be outlined in a letter which will be mailed to shareholders.

ABOUT MONARCH DENTAL(R)

Monarch Dental Corporation (Nasdaq: MDDS) [www.monarchdental.com] provides business support services to 152 dental offices serving 17 markets in 13 states. Monarch Dental offices offer a wide range of general dental services, including preventive care, restorative services, and cosmetic services. In addition, many practices offer specialty services such as orthodontics, periodontics, oral surgery, endodontics, and pediatric dentistry. Based in Dallas, Texas, Monarch Dental and its affiliated dentists have annual revenues of approximately $185 million and employ approximately 2,200 people.

This press release contains certain statements that are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. Such statements are subject to uncertainties and risks that could cause the actual results to differ materially from anticipated future results expressed or implied by such forward-looking statements. These uncertainties and risks include, but are not limited to, the risk that the Company will not be able to negotiate satisfactory definitive documentation regarding the proposed transaction with Bright Now! Dental and its investor group, the risk that the Company will not be able to complete the proposed transaction if definitive documentation is executed, the risk that the Company's shareholders will not approve the proposed transaction, the risk that the investor group will not be able to satisfy all of the conditions in its financing commitments, the risk that the Company will not be able to reach a satisfactory agreement with its existing lenders regarding the proposed transaction and/or the Company's current defaults under its credit facility, the risk that the Company's lenders will exercise their rights of set-off and/or foreclosure, the risk that the Company will not be able to maintain sufficient liquidity to fund its future operations, uncertainties regarding the impact of the events disclosed in this press release on the Company's operations, including its relationships with its customers and vendors, risks associated with the change of status or departure of key personnel, and other risks detailed in the Company's Securities and Exchange Commission filings. The Company expressly disclaims any responsibility to update forward-looking statements.

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                   ADDITIONAL INFORMATION AND WHERE TO FIND IT

If and when Monarch Dental, Bright Now! Dental and its investor group execute definitive documentation regarding the proposed transaction, Monarch Dental plans to mail a proxy statement to its shareholders containing information about the merger. Investors and securityholders of the Company are advised to read the proxy statement carefully when it becomes available because it will contain important information about the merger, the persons soliciting proxies related to the merger, their interest in the merger, and related matters. Investors and securityholders may obtain free copies of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's website at http://www.sec.gov. Free copies of the proxy statement also will be available from the Company by directing such requests to Investor Relations, Monarch Dental Corporation, Tollway Plaza II, 15950 North Dallas Parkway, Suite 825, Dallas, Texas 75248, telephone (972) 361-8420.

                       INFORMATION CONCERNING PARTICIPANTS

Monarch Dental, its directors, executive officers and certain other members of management and employees may be soliciting proxies from the Company's shareholders in favor of the merger. As of the date of this press release, Dr. Warren F. Melamed, a director of the Company, beneficially owned approximately 17% of the Company's outstanding common stock, and W. Barger Tygart, Chairman and Chief Executive Officer of the Company, beneficially owned approximately 3% of the Company's outstanding common stock. Each of the other directors and executive officers of the Company beneficially owned less than one percent of the outstanding common stock. Additional information about the interests of these participants may be obtained from reading the proxy statement regarding the proposed transaction when it becomes available.



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Contact:

     Monarch Dental Corporation
     Lisa Peterson, 972/361-8430
     Chief Financial and Administrative Officer